UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2018
 __________________________________

Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A
(Registrant’s name or former address, if change since last report)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2018 Annual Meeting of Shareholders of Novelion Therapeutics Inc. (the “Company”) held on August 9, 2018 (the “Annual Meeting”), the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the amendment to and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP” and, as amended and restated, the “Amended and Restated ESPP”), which was amended and restated to increase the number of shares reserved for issuance under the ESPP by 282,784 shares.

A summary of the Amended and Restated ESPP is included as part of Proposal 4 in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “Commission”) on July 11, 2018 (the “Proxy Statement”), which summary is incorporated herein by reference. The summary of the Amended and Restated ESPP provided herein and contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Amended and Restated ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in Item 8.01 of this report is incorporated into this Item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The shareholders of the Company considered and acted upon the following proposals at the Annual Meeting:

Election of Directors.

The Company’s shareholders elected Suzanne Bruhn, Mark Corrigan, Mark DiPaolo, Kevin Kotler, John Orloff, Stephen Sabba, Donald Stern and John C. Thomas, Jr. to serve on the Board until the Company’s 2019 Annual General Meeting of shareholders, and until their successors are duly elected and qualified. The voting results for this proposal were as follows:

Nominee	For	Against	Withheld/Abstentions	Broker Non-Votes
Suzanne Bruhn	11,400,600	0	3,199,218	2,171,545
Mark Corrigan	11,400,603	0	3,199,215	2,171,545
Mark DiPaolo	13,146,288	0	1,453,530	2,171,545
Kevin Kotler	11,490,117	0	3,109,701	2,171,545
John Orloff	12,690,137	0	1,909,681	2,171,545
Stephen Sabba	11,392,183	0	3,207,635	2,171,545
Donald Stern	13,132,822	0	1,466,996	2,171,545
John C. Thomas, Jr.	13,214,729	0	1,385,089	2,171,545

Ratification of Auditors.

The Company’s shareholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
16,668,335	75,831	27,197	0

Advisory Vote to Approve the Compensation of Named Executive Officers.

The Company’s shareholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the Proxy Statement. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
9,629,850	1,466,343	3,503,625	2,171,545

Adoption and Approval of the Amended and Restated ESPP.

The Company’s shareholders approved the Amended and Restated ESPP. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
9,613,429	1,482,055	3,504,334	2,171,545

Item 8.01. Other Events.

As previously disclosed, on July 2, 2018, the Company’s Board appointed Dr. Corrigan as Executive Chair of the Board to serve in a supervisory role to the Company’s management team, in addition to his traditional duties as Chair of the Board. In recognition of his increased director duties, and based on the recommendation of the compensation committee of the Board, the Board has determined that Dr. Corrigan will receive a monthly cash payment of $21,000 and an award of options to purchase 50,000 shares of the Company’s common stock, to vest in equal monthly installments over 12 months. Such compensation will be paid to Dr. Corrigan in lieu of the cash and annual equity compensation paid to the other non-employee directors described in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Novelion Therapeutics Inc. 2017 Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on July 11, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	General Counsel

Date: August 13, 2018